Exhibit 10.1

Agreement for Purchase & Sale

This Agreement for Purchase & Sale (“Contract” or “Agreement”) is entered into on October 24, 2011 (the “Effective Date”) by and between CubeSmart, L.P., a Delaware limited partnership or its assigns, having an office at 460 E. Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087 (“Purchaser”) and 200 East 135th Street LLC (“135th Street Seller”), 1880 Bartow Avenue LLC (“Bartow Seller”), 255 Exterior St LLC (“Exterior Seller”), 1376 Cromwell LLC (“Cromwell Seller”), 175th Street DE LLC (“175th Street Seller”), Boston Rd LLC (“Boston Seller”), Bronx River LLC (“Bronx River Seller”), Bruckner Blvd LLC (“Bruckner Seller”), 1980 White Plains Road LLC (“WPR Seller”), 552 Van Buren LLC (“Van Buren Seller”), 481 Grand LLC (“481 Grand Seller”), 2047 Pitkin LLC (“Pitkin Seller”), Sheffield Ave LLC (“Sheffield Seller”), Cropsey Ave LLC (“Cropsey Seller”), 9826 Jamaica Ave LLC (“Jamaica Seller”), 179 Jamaica Avenue Realty LLC (“179 Jamaica Seller”), 714 Markley St LLC (“Markley Seller”), Yorktown Heights Storage, LLC (“Yorktown Seller”), Marbledale Rd LLC (“Marbledale Seller”), New Rochelle Storage Partners, L.L.C. (“New Rochelle Seller”), Wilton Storage Partners L.L.C. (“Wilton Seller”) and Shelton Storage LLC (“Shelton Seller”), each having an office at 26 West 17th Street, Suite 801, New York, New York 10011 (individually or collectively, as the text so requires “Seller”).  Wilton Seller, 135th Street Seller, Bartow Seller, 175th Street Seller, Boston Seller and New Rochelle Seller shall be collectively referred to hereinafter as the “Group Two Sellers”.

1.             Purchase and Sale.

a.     Subject to the conditions set forth herein, Purchaser agrees to purchase and take title to and Seller agrees to sell, assign, transfer and convey, at the price of Five Hundred Sixty Million and 00/100 Dollars ($560,000,000.00) (“Purchase Price”), all of Seller’s right, title and interest in and to the operating and real estate assets related to those certain self-service storage facilities (each a “Facility” and collectively “Facilities”) located at (1) 200 East 135th Street, Bronx, New York (“200 East 135th”), (2)1880 Bartow Avenue, Bronx, New York (“1880 Bartow”), (3) 255 Exterior Street, Bronx, New York (“255 Exterior”), (4) 1376 Cromwell Avenue, Bronx, New York (“1376 Cromwell”), (5) 1810 Southern Boulevard, Bronx, New York (“1810 Southern”), (6) 1816 Boston Road, Bronx, New York (“1816 Boston”), (7) 955 Bronx River Avenue, Bronx, New York (“955 Bronx River”) (8) 1425 Bruckner Boulevard, Bronx, New York (“1425 Bruckner “), (9) 1980-1990 White Plains Road, Bronx, New York (“1980/1990 WPR”), (10) 552-570 Van Buren Street, Brooklyn, New York (“552 Van Buren”), (11) 481 Grand Avenue, Brooklyn, New York (“481 Grand”), (12) 2047 Pitkin Avenue, Brooklyn, New York (“2047 Pitkin”), (13) 464 Stanley Avenue, Brooklyn, New York (“464 Stanley”), (14) 2990 Cropsey Avenue, Brooklyn, New York (“2990 Cropsey”), (15) 98-26 Jamaica Avenue, Woodhaven, New York (“9826 Jamaica”), (16) 179 Jamaica Avenue, Jamaica, New York (“179 Jamaica”), (17) 700-714 Markley Street, Norristown, Pennsylvania (“714 Markley”), (18) 3277 Crompond Road, Yorktown, New York (“3277 Crompond”), (19) 40 Marbledale Road, Tuckahoe, New York (“40 Marbledale”), (20) 111 Cedar Street, New Rochelle, New York (“111 Cedar”), (21) 111 Danbury Road, Wilton, Connecticut (“111 Danbury”) and (22) 829 Bridgeport Avenue, Shelton, Connecticut (“829 Bridgeport”).  255 Exterior, 1376 Cromwell, 955 Bronx River, 1425 Bruckner, 1980/1990 WPR, 552 Van Buren, 481 Grand, 2047 Pitkin, 464 Stanley, 2990 Cropsey, 9826 Jamaica, 179 Jamaica, 714 Markley, 3277 Crompond, 40 Marbledale, 829 Bridgeport shall be hereinafter collectively referred to as the “Group One Properties”.  200 East 135th, 1880 Bartow, 1810 Southern Boulevard, 1816 Boston Road, 111 Cedar and 111 Danbury shall be hereinafter collectively referred to as the “Group Two Properties”. The portion of the purchase price applicable to the Group One Properties is $357,310,000.00 (“Group One Purchase Price”) and the portion of the purchase price applicable to the Group Two Properties is $202,690,000.00 (“Group Two Purchase Price”).

b.     Subject to the provisions of this Agreement, included in the Purchase Price is the total compensation to be paid by Purchaser to Seller for any sign easements and leases (including storage tenants, cell towers and billboards, excluding, however, any art storage tenants at 255 Exterior, and all of the personal property owned by Seller and used in connection with the operation of the Facilities (excluding any personal property exclusively used in the operation of the art storage business at 255 Exterior); any accounts receivable, subject to adjustment as set forth herein, (excluding those amounts due from the members, officers or directors of Seller or other intercompany obligations ), any general intangibles; telephone numbers listed on Exhibit U (excluding (i) any 1-800, 1-877 numbers, (ii)

any marketing telephone numbers for Storage Deluxe and (iii) 718-Storage), and guarantees, warranties, permits, service contracts and licenses similarly owned or used by Seller (excluding those guarantees, warranties, permits, service contracts and licenses that exclusively related to the operation of the art storage business at 255 Exterior. The real property and ground lease descriptions, as the case may be, of the Facilities are detailed on Exhibits A1-A22, attached hereto. The real property and each Facility are individually referred to as “Property” and collectively referred to as the “Properties”.

c.     Without limitation of the foregoing, the sale contemplated hereby also includes (i) all heating, ventilating, air-conditioning, lighting, electrical, plumbing and other systems, appurtenant to the Properties and forming a part thereof, as well as all permanent fixtures (excluding any manufacturing equipment (if any) or personal property of tenants, and any personal property of any art storage tenants, or any personal property exclusively used by SD Fine Art Storage or Moving Deluxe at 255 Exterior), (ii) all computer systems and computers, office furniture, filing cabinets, chairs, stools, desks, counters, slat wall and hooks, (iii) all sign frames, poles, monuments, light boxes, and foundations and support structures for each of the preceding items, (iv) all trees, shrubbery and plantings now in or on any part of the Properties, (v) all safes, vaults and strong boxes used in connection with the operation of the Property, (vi) all cleaning and maintenance supplies used in connection with the maintenance or cleaning of the Properties; (vii) all monuments, poles, frames, or standards for signage, and (viii) Seller’s inventory or merchandise at the Properties (such as, boxes, locks and packaging or moving materials, sign facings and panels at the Properties which exclude or are not imprinted with Storage Logos (as defined below), excluding, however, phone systems and phone equipment,  any personal property which is subject to a lease, and all other movable fixtures, personalty or sign facings that contain Storage Logos or Logos (each as defined below) (collectively, other than the excluded items, the “Personal Property”).  Notwithstanding the foregoing, the Personal Property described above shall also exclude all items exclusively used or owned by SD Fine Art Storage, Moving Deluxe or any art storage tenant.  It is agreed that the portion of the Purchase Price allocated to property depreciated for federal income tax purposes as tangible personal property shall be equal to its adjusted tax basis at the date of sale and that no part of the Purchase Price shall be deemed to be paid for any intangible property being assigned to Purchaser.

d.     Purchaser expressly acknowledges and agrees that Seller is not selling to Purchaser the names “Storage Deluxe”, “SD Fine Art Storage”, “Moving Deluxe” “Storage Deluxe Management Company” or “Storage Construction Company”.  Accordingly, the term “Properties” shall expressly exclude the use of the name “Storage Deluxe” “SD Fine Art Storage”, “Moving Deluxe”, “Storage Deluxe Management Company” and “Storage Construction Company”.  Purchaser expressly agrees that any name, trade name, trademark, service mark or logo by which each Property, or any part thereof (including Personal Property), may be known or which may be used in connection with each Property with respect to its use as a self-storage facility owned and operated by “Storage Deluxe” (collectively “Storage Logos”) or used in connection with “SD Fine Art Storage”, “Moving Deluxe”, “Storage Deluxe Management Company” and “Storage Construction Company” (“Logos”) shall remain exclusively vested in Seller and shall not be deemed part of the Property in this Agreement.  Purchaser hereby expressly acknowledges that it shall have no right, title or interest in or to the Storage Logos, the Logos or the use thereof whatsoever and covenants that Purchaser shall not use or employ the Storage Logos or the Logos including without limitation any signage which may remain at the Properties and boxes, packaging supplies, and any other materials printed with the Storage Logos or the Logos (collectively, the “Seller’s Inventory”).  Purchaser shall not use or employ any brochures or other printed advertising or customer materials containing the Storage Logos or the Logos after the Group One Closing or the Group Two Closing.

2.             Purchase Price and Escrow.

a.     The parties shall each execute three (3) copies of this Contract and three (3) copies of the Escrow Agreement, a copy of which is attached hereto as Exhibit B, and shall deliver them to First American Title Insurance Company (the “Escrow Agent”).  Simultaneously with the delivery to the Escrow Agent of its executed Contracts and Escrow Agreements, Purchaser shall deliver to the Escrow Agent federal wire transfer in the amount of $20,000,000.00 by 3:00 pm EST on the Effective Date, as a portion of the earnest money (“First Installment of Earnest Money”) and no later than 3:00 pm EST on October 25, 2011 Purchaser shall deliver to Escrow Agent a check or federal wire transfer in the amount of $25,000,000, representing the balance of the earnest money (“Second Installment of Earnest Money”), time being of the essence as to the delivery of the Second Installment of Earnest Money (collectively, the First Installment of Earnest Money and the Second Installment of Earnest Money, together with any interest earned thereon shall referred to as “Earnest Money”).  Upon receipt of the First Installment of Earnest Money, the Escrow Agent will deliver an executed Escrow Agreement to Seller and Purchaser via electronic mail.  The Earnest Money shall be allocated to the Group One Properties and the Group Two Properties as follows: (i) Group One Properties the deposit shall be $36,000,000.00 (“Group One Earnest Money”) and (ii) Group Two Properties the deposit shall be $9,000,000.00 (“Group Two Earnest Money”).

b.     The Escrow Agent shall deposit the Earnest Money in a federally insured interest-bearing account until the Group One Closing and the Group Two Closing, as applicable (as hereinafter defined) in accordance with the terms of this Contract and the Escrow Agreement.  All interest earned on the Earnest Money shall be paid to the party entitled to receive the Earnest Money pursuant to the terms of this Contract.  If the Closing shall occur, the interest shall not be credited against the Purchase Price.  Purchaser represents that its federal tax identification number is 34-1837021.  Seller represents that its federal identification number is as listed on Exhibit S.  Seller and Purchaser shall each execute a W-9 form if requested by the Escrow Agent.

c.             On the Group One Closing Date (as hereinafter defined), Purchaser shall pay the Group One Purchase Price reduced by the amount of the Group One Earnest Money (not including any interest earned thereon) held by the Escrow Agent and further adjusted in accordance with the prorations as set forth in Section 8 below, by federally wired funds to Seller as directed by Seller.

d.             On the Group Two Closing Date (as hereinafter defined), Purchaser shall pay the Group Two Purchase Price reduced by (i) the Existing Mortgage Loans (as hereinafter defined) for the Group Two Properties and (ii) the amount of the Group Two Earnest Money (not including any interest earned thereon) held by the Escrow Agent and further adjusted in accordance with the prorations as set forth in Section 8 below, by federally wired funds to Seller as directed by Seller.

e.             In the event the Purchaser fails to timely deliver the Second Installment of Earnest Money it shall be deemed a material default hereunder.  Accordingly, the Escrow Agent is hereby authorized to deliver the First Installment of Earnest Money, plus any interest earned thereon, to Seller.  In the event Purchaser fails to timely deliver the Second Installment of Earnest Money, Purchaser hereby waives any objections to the release of the First Installment of Earnest Money by the Escrow Agent to the Seller.  In such event this Agreement shall be deemed automatically terminated and null and void and of no further force and effect, except for those provisions which expressly survive termination and Seller shall be entitled to retain the First Installment of the Earnest Money, plus any interest earned as liquidated damages, which the parties agree is a reasonable estimate of Seller’s damages in the event of such default by Purchaser.

3.     As Is Where Is.

a.     As Is, Where Is.  Except as specifically set forth in this Contract, Seller does not, by the execution and delivery of this Contract, and Seller shall not, by the execution and delivery of any document or instrument executed and delivered in connection with Group One Closing and the Group Two Closing, as applicable, make any representation or warranty, express or implied, of any kind or nature whatsoever, with respect to the Properties, and all such warranties are hereby disclaimed.

b.     SELLER IS CONVEYING, AND PURCHASER IS ACQUIRING, THE PROPERTIES “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS AND DEFECTS,” LATENT AND PATENT AS OF THE DATE HEREOF, SUBJECT TO REASONABLE WEAR AND TEAR AND THE CASUALTY AND CONDEMNTATION PROVISONS HEREOF IN SECTION 7.  EXCEPT FOR THE EXPRESS REPRESENTATIONS SET FORTH IN THIS CONTRACT, SELLER HAS NOT MADE, DOES NOT MAKE

AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, CONDITIONS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PHYSICAL CONDITION OF THE IMPROVEMENTS OR THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, AND GEOLOGY, OR THE PRESENCE OR ABSENCE OF ANY POLLUTANT, HAZARDOUS WASTE, GAS OR SUBSTANCE OR SOLID WASTE ON OR ABOUT THE PROPERTY, (B) THE INCOME TO BE DERIVED FROM, OR THE EXPENSES OF, THE PROPERTIES, (C) THE SUITABILITY OF THE PROPERTIES FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY INTEND TO CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTIES OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR BODY HAVING JURISDICTION INCLUDING, WITHOUT LIMITATION, ALL APPLICABLE ZONING LAWS, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTIES, (F) THE ACREAGE OR VALUATION OF THE PROPERTIES OR THE PERSONAL PROPERTY, (G) ANY TAX CONSEQUENCES OF THE TRANSACTION CONTEMPLATED HEREBY, OR (H) ANY OTHER MATTER RELATED TO OR CONCERNING THE PROPERTIES OR THE PERSONAL PROPERTY (COLLECTIVELY, THE “DISCLAIMED MATTERS”).  PURCHASER SHALL HAVE NO RIGHT TO SEEK RECOURSE AGAINST SELLER, ITS PARTNERS, MEMBERS, AFFILIATES, PROPERTY MANAGER OR PROPERTY DIRECTORS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, ON ACCOUNT OF ANY LOSS, COST OR EXPENSE SUFFERED OR INCURRED BY PURCHASER WITH REGARD TO ANY OF THE DISCLAIMED MATTERS.  BY ITS PROCEEDING TO CLOSING HEREUNDER, PURCHASER ACKNOWLEDGES THAT PURCHASER, HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTIES, IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTIES AND NOT ON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, OR ANY STATEMENT, REPRESENTATION OR OTHER ASSERTION MADE BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTIES EXCEPT FOR THE EXPRESS REPRESENTATIONS IN THIS CONTRACT.  PURCHASER HEREBY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD OR MAY HAVE AGAINST SELLER WITH RESPECT TO THE DISCLAIMED MATTERS.  PURCHASER HEREBY ACKNOWLEDGES THAT IT SHALL NOT PERFORM ANY TESTING INVASIVE OR OTHERWISE AT ANY OF THE PROPERTIES WITHOUT THE PRIOR WRITTEN CONSENT OF THE SELLER, WHICH MAY BE WITHHELD BY SELLER IN ITS SOLE AND ABSOLUTE DISCRETION.  PURCHASER ACKNOWLEDGES IT HAS HAD AN OPPORTUNITY TO PERFORM DUE DILIGENCE WITH REGARD TO THE PROPERTIES, HAS COMPLETED THE DUE DILIGENCE AND IS SATISFIED WITH THE PROPERTIES IN ALL RESPECTS.

c.     Confidentiality.  All documents and information regarding the Properties of whatever nature made available to Purchaser by Seller or Seller’s representatives or obtained by Purchaser or Purchaser’s representatives as a result of all reports, tests and studies of the Properties commissioned by Purchaser, other than documents and information that are public record or which have been made publicly available, including, without limitation, all names, addresses and payroll information of the employees at the Properties (“Employees”) and this Agreement and the terms contained herein and the documents provided to Purchaser pursuant to this Agreement (collectively the “Proprietary Information”) shall be deemed proprietary and confidential.  Except as provided in Section 3(d) below, Purchaser shall keep all such Proprietary Information strictly confidential and shall not disclose any of said Proprietary Information to any party other than as expressly permitted under this Section, and Purchaser expressly agrees not to disclose the existence of such Proprietary Information to any of the tenants at the Properties, it being expressly agreed that the disclosure of the existence of the Proprietary Information or this Agreement or any of the terms hereof, except as expressly permitted in this section, shall be deemed a material default hereunder.  Prior to Group One Closing and Group Two Closing, as applicable, Purchaser shall not disclose and shall instruct its representatives not to disclose any Proprietary Information or any information concerning the Properties to any other person, provided, however, Purchaser may disclose (and otherwise make available) Proprietary Information to those persons or parties (including prospective lenders and investors and their respective advisors and counsel) who, in Purchaser’s reasonable judgment, need to know such information for the purpose of evaluating

Purchaser’s acquisition of the Properties.  In addition, Purchaser shall be entitled to disclose any Proprietary Information that Purchaser is required to disclose by law or by order of a court or governmental agency of competent jurisdiction.  Prior to the Group One Closing and the Group Two Closing, as applicable, Purchaser shall be permitted to interview the Employees and in Purchaser’s sole discretion, offer employment to the Employees currently employed at each such Property.  For a period of two (2) years from the Group One Closing, the Group Two Closing, as the case may be, or from the earlier termination of this Agreement, Purchaser shall not solicit for hire any of the Employees or solicit any of Seller’s employees that are not employed by Purchaser pursuant to the preceding sentence, regardless of whether Purchaser closes under this Agreement or this Agreement terminates for any reason.  For a period of two (2) years from the termination of this Contract Purchaser shall not solicit any of Seller’s tenants at each Property, provided, however, that the provisions of this sentence shall not be applicable to the Group One Properties only if Purchaser completes the Group One Closing.  In the event that this Agreement is terminated Purchaser shall immediately deliver to Seller all Proprietary Information that Purchaser received from Seller and any Proprietary Information prepared for and on behalf of Purchaser as part of Purchaser’s inspection of the Properties including without limitation title commitments, surveys, environmental reports, engineering reports and all related documentation (“Purchaser Proprietary Information”).  Prior to the release of the Earnest Money to Purchaser as a result of the foregoing, Escrow Agent shall have received written confirmation from the Seller that Seller is in receipt of all of the Proprietary Information and Purchaser Proprietary Information.

d.     Press Releases.  Prior to Group One Closing and Group Two Closing, as the case may be, any release to the public of information with respect to the matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel.  Notwithstanding anything to the contrary contained in this Section 3(d), Purchaser shall be permitted without Seller’s prior consent or approval, to make such public filings, registrations and other information disclosures to the United States Securities and Exchange Commission (“SEC”), the New York Stock Exchange and such other financial or regulatory bodies or agencies as deemed necessary or required by Purchaser’s counsel.  Seller acknowledges that Purchaser is required to file with the SEC a complete, unredacted copy of this Agreement and that such filing will be available for review by the general public

e.     Signage.  Except for the signage permitted under the Art Storage Lease at 255 Exterior, Purchaser shall be responsible to remove, take down and otherwise dismantle all sign facings (but not monuments, poles, frames or standards) containing Storage Logos and Logos for each Property within ninety (90) days following the Group One Closing and the Group Two Closing, as the case may be, time being of the essence as to such obligation; it being agreed by Purchaser that as part of its obligation to so remove the sign facings, Purchaser shall use reasonable and diligent efforts to preserve all sign facings containing Storage Logos and Logos and shall make such sign facings available for Seller’s pickup within thirty (30) days after receiving written notice from Purchaser that such sign facings have been removed from each Property.  If Seller fails to pick-up the sign facings containing Storage Logos and Logos within such thirty (30) day period, then Purchaser shall have the right to dispose of such sign facings (but shall have no right to use or allow others to use such sign facings). In the event Purchaser fails to take down the sign facings Seller may enter and have access to the Properties after the one hundred twentieth (120th) day after the Group One Closing and the Group Two Closing, as the case may be, to take down the sign facings and remove them from the Properties.  All of Seller’s actual, out-of-pocket costs and expenses in such case shall be paid by Purchaser. It is expressly acknowledged by Purchaser that Purchaser has no right, title or interest in such Storage Logos or the Logos and that Purchaser is not entitled to use or employ any Storage Logos or Logos whatsoever, even if Seller fails to pick up such sign facings.

f.      Indemnity.  Purchaser hereby agrees to indemnify, defend, and hold harmless Seller, its partners, members, affiliates, property manager, and their respective officers, directors, agents, and employees (collectively, the “Indemnified Parties”) from and against any and all liens, claims, or damages of any kind or nature, including any demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest and penalties, and attorneys’ fees suffered, incurred, or sustained by any of the Indemnified Parties caused by Purchaser, its agents or representatives with respect to any access to the Properties granted to Purchaser.  Purchaser will promptly restore such Property to its condition before any damages that may have been caused by Purchaser or its agents or representatives in the conduct of the review.  Notwithstanding anything set forth herein to the contrary, the indemnification and restoration obligations of Purchaser in this Section shall survive Closing or the earlier termination, for any reason, of this Agreement.

g.     Hiring of Seller Employees by the Purchaser.  As of the Group One Closing Date and Group Two Closing Date, as applicable, the Purchaser may, at its option, offer employment to, and the Seller shall use reasonable efforts to assist the Purchaser in employing as employees of the Purchaser, only those employees designated by Seller. Any Seller employee who receives Purchaser’s offer of employment and actually commences employment with Purchaser (the “Hired Employees”) shall be deemed an employee of Purchaser as of the Group One Closing Date and the Group Two Closing Date, as applicable.  As permitted by applicable law, Purchaser shall not have any liability with respect to any Seller employee who does not become a Hired Employee.  With respect to any Hired Employee, Purchaser shall not have any responsibility for any liability that arose or was accrued prior to the date the Hired Employee commences employment with the Purchaser; provided that such liability arose or accrued due to such Hired Employee’s former employment with the Seller.   With respect to any Hired Employee, Seller shall not have any responsibility for any liability that arises or are accrued after the date the Hired Employee commences employment with the Purchaser.

h.     Notwithstanding any other provision of this Agreement, the provisions of this Section 3 shall survive the termination of this Agreement and shall survive the Group One Closing and the Group Two Closing, as applicable.

4.             Operations Before Closing.  Prior to the Group One Closing and the Group Two Closing, as the case may be, Seller shall operate, maintain, manage and lease the Properties in a manner consistent with its past practices.  Without Purchaser’s written consent, not to be unreasonably withheld, delayed or conditioned, Seller will not enter into any lease agreements with tenants or modify or extend existing leases for a term greater than three (3) months, provided, however, this restriction shall not apply to leases for self storage tenants, or the T-Mobile Lease, as defined below, or shall not apply if Purchaser is in default of its obligations under this Agreement. Notwithstanding the foregoing, with respect to 255 Exterior, Exterior Seller shall have the unfettered right to enter into leases it deems desirable with respect to the art storage space on the third and fourth floor of 255 Exterior and no consent from Purchaser shall be required. Notwithstanding the foregoing, Seller shall have no obligation to Purchaser to (a) bring the Properties into compliance with any laws or regulations applicable to the Properties, (b) make any repairs or improvements to any portion of the Properties that would improve the condition of the Properties beyond the condition of the Properties as it exists on the Effective Date, or (c) make or perform, during the term of this Agreement, any capital repairs or replacements, except Seller may make capital repairs or replacements in the event of an emergency situation.  179 Jamaica Seller is in the process of negotiating a lease for a retail T-Mobile store at 179 Jamaica (“T-Mobile Lease”).  Purchaser acknowledges that Seller has provided Purchaser with the most recent draft of the T-Mobile Lease.   Purchaser shall be responsible to pay for all out of pocket leasing commissions and tenant improvement costs or allowances associated with the T-Mobile Lease (collectively, the T-Mobile Costs”).  Purchaser shall indemnify Seller in connection with any such leasing commissions.  Purchaser acknowledges and agrees that Seller shall have no liability with respect to the T-Mobile Lease, the T-Mobile Costs or to the Purchaser under this Contract with respect to the T-Mobile Lease.

5.             Title.

a.     At the Group One Closing, Seller shall convey title to the Group One Properties to Purchaser, subject to the Permitted Exceptions as defined on Schedule 1.

b.     At the Group Two Closing, Seller shall convey title to the Group Two Properties to Purchaser, subject to the Permitted Exceptions as defined on Schedule 1.

c.     Purchaser and Seller have reviewed those certain title policies or marked title reports of the Properties identified on Exhibits D, which include Seller’s existing title policies and/or marked reports (collectively, the “Title Policies”); and (ii) Seller’s existing surveys of the Properties, if any, as more particularly identified on Exhibits E (the “Surveys”).  Purchaser acknowledges receipt and approves of the Title Policies and Surveys and any exceptions to title set forth therein shall be considered a “Permitted Exception”, except for those matters set forth on Exhibit X.

d.     Purchaser has applied for title insurance commitments with Land Services USA, Inc., written through Old Republic Title Insurance Company and First American Title Insurance Company (“Title Company”), which commitments shall be issued by the Title Company (with copies of documents referred to in the title exceptions, the “Commitment”).  Purchaser hereby acknowledges that as of the date hereof the Purchaser has ordered a Commitment from the Title Company for each of the Properties.  Purchaser acknowledges that as of the date hereof it is satisfied with the Title Policies and the Survey for each of the Properties and has no Title Objections, as defined below, except as set forth on Exhibit X.  If any update of the Commitment or the Survey contain title exceptions or survey matters which arise after the date hereof to which Purchaser objects (collectively, the “Title Objections”), Purchaser shall notify Seller of such Title Objections on each Property promptly in writing, which notice shall specify the Title Objections for the corresponding Property.  Upon receipt of Notice, Seller may elect to cure such Title Objections, at Seller’s sole election, at or prior to the Group One Closing or Group Two Closing, as the case may be, cause them to be removed, discharged, satisfied or insured over by the Title Company, or may notify Purchaser, after Seller’s receipt of Purchaser’s notice of Title Objections, that Seller will not cause the removal, discharge, satisfaction or insurance over, of such Title Objections; provided, however, that (i) with respect to the Group One Properties Seller shall be required to payoff any mortgages entered into by Seller and other monetary liens of record in an amount not to exceed Fifty Thousand Dollars ($50,000.00) in the aggregate encumbering each of the Group One Properties and (ii) with respect to the Group Two Properties Seller shall be required to payoff any mortgages entered into by Seller, subject to the terms and conditions of Section 5e hereof, and other monetary liens of record in an amount not to exceed Fifty Thousand Dollars ($50,000.00) in the aggregate encumbering each of the Group Two Properties.  Notwithstanding the foregoing, with regard to the items listed on Exhibit X Seller shall cure, remove of record, discharge, satisfy the same, obtain an “omit”, have the title company insure over or obtain affirmative insurance on Purchaser’s title insurance policy for each of the respective Properties.  If Seller so elects to cure any Title Objections, Seller shall have a reasonable period not to exceed sixty (60) days in which to attempt to cure any such Title Objections with regard to the Group One Properties and the Group Two Properties, as the case may be.

e.             Loan Assumptions.             (1)           Notwithstanding the foregoing, Purchaser acknowledges it has reviewed the notes, mortgages, loan agreements and ancillary loan documents encumbering the Group Two Properties, including without limitation loan agreements, notes, mortgages and ancillary loan documents pertaining to the Group Two Properties.  Purchaser acknowledges that the provisions contained in this Section 5(e) apply only to the Group Two Properties:

(2)           Accordingly, Purchaser has agreed to assume the existing mortgage loans (the “Existing Mortgage Loan” or “Existing Mortgage Loans”) encumbering each of the Group Two Properties (“Loan Assumption” or “Loan Assumptions”), Purchaser shall complete and deliver to Seller or to the Existing Mortgage Loans lender the Purchaser’s portion of the Loan Assumption application package required by the Seller’s loan servicer with respect to each of the Group Two Properties (“Loan Assumption Package”) within ten (10) days after Purchaser’s receipt of the application package from Seller.  Purchaser shall pay all costs and expenses associated with the Loan Assumption which are requested or required or charged by the lender or servicer and all other costs and expenses required by the lender and the loan servicers in processing the Loan Assumption (including without limitation, any application fees, attorneys fees, third party consultant fees,  and any loan assumption fee (collectively the “Loan Assumption Costs and Expenses”).  All such Loan Assumption Costs and Expenses shall be paid by Purchaser within five (5) business days of demand from the lender or loan servicer or at Closing as lender or loan servicer may require.  Purchaser and each Group Two Seller shall each in good faith, use and employ commercially reasonable efforts to cause the lender and the loan servicers to approve the Loan Assumptions at the earliest practicable date and shall each timely supply all information required to be submitted pursuant to the loan documents or requested by the lender or the loan servicer.  In connection with the Loan Assumption, Purchaser and each Seller shall reasonably cooperate with each other and the Existing Mortgage Loan lender or its servicer and their respective counsel and, in furtherance thereof, (i) Purchaser and Seller shall promptly complete, execute and make all necessary and required applications and documentation in connection with the Loan Assumption diligently and timely upon request by Seller; (ii) Purchaser shall deliver any funds and issue any checks as may be required in connection with the Loan Assumption in a timely manner and so as not to interfere or impede the closing or Loan Assumption process; and (iii) Purchaser and Seller each shall not impede or otherwise interfere with the process of the closing or Loan Assumption.  At the Group Two Closing, Seller shall either receive all escrows/reserves/impounds currently held by the Existing Mortgage Loan lender or a credit in the amount of the escrow/reserves/impounds from the Purchaser provided that the Existing Mortgage Lender continues to hold such escrow/reserves/impounds.  At the Group Two Closing, Purchaser shall assume the outstanding principal balance of the Existing Mortgage Loans and shall assume all of the liabilities, covenants, agreements and obligations of each respective Seller under the loan documents for the Existing Mortgage Loans arising from and after the Group Two Closing Date.  If Purchaser’s application to assume the Existing Mortgage Loans is approved, Purchaser and Seller shall execute and deliver all documents, certificates and opinions of counsel that the Existing Mortgage Loan lender or loan servicer may require in connection with the assumption of the Exiting Mortgage Loans.  In the event Purchaser is unable to obtain approval of the Loan Assumption as set forth herein for any reason other than Purchaser’s intentional or willful failure or material delay in satisfying Purchaser’s obligations set forth in this subsection (2), Seller or Purchaser may terminate this Agreement with respect to the Group Two Properties only, in which event the Group Two Earnest Money, shall be refunded to Purchaser and this Agreement with respect to the Group Two Properties only shall be deemed null and void and of no further force and effect.  Purchaser’s intentional or willful failure to comply with its obligations to obtain Lender’s approval of the Loan Assumption shall be deemed a material default of this Agreement.  As a condition to the Group Two Closing, Purchaser shall cause the Existing Mortgage Loan lender to deliver to Seller, a release of Seller and the guarantors from the obligations of Existing Mortgage Loan from and after the Group Two Closing (the “Release” and collectively, the “Releases”).  In the event and to the extent that Purchaser is unable to obtain such Releases from the Existing Mortgage Loan lender, Purchaser shall indemnify Seller and the guarantors against any and all damages, claims, causes of action and costs and expenses, including attorneys’ fees, arising out of events occurring from and after the Group Two Closing Date, which Seller and/or the guarantors may incur in connection with the obligations set forth under the loan documents and the guaranties executed by Seller and the guarantors in connection with the Existing Mortgage Loan, except for matters which are actually known to Seller and/or guarantors and Seller and/or guarantors fail to disclose such knowledge to Purchaser.

(3)           In no event will Seller incur any costs or expenses in connection with the Loan Assumption, except fees and expenses incurred by Seller for Seller’s counsel and any expenses incurred by Seller to comply with the requirements of this Section 5e.

f.              If there are Title Objections with regard to the Group One Properties which Seller does not elect to cure, discharge, satisfy, remove of record, or is unable to have the title company insure over or omit and/or is unable to obtain affirmative insurance for, Purchaser shall have the option to either (i) terminate the Contract by written notice to Seller within five (5) days after Seller’s notice to Purchaser of its election not to cure,  satisfy, remove or discharge such Title Objection or (ii) to accept such title to the Property as Seller can deliver without abatement of the Purchase Price and in such case any such Title Objections shall be deemed to be Permitted Exceptions.  If Purchaser elects to terminate the Contract, the Seller shall instruct the Escrow Agent to remit to Purchaser the Earnest Money, and upon such payment to Purchaser, neither party shall have any other or further rights or obligations as against the other (excepting any obligations, covenants and agreements of the parties hereto which pursuant to the terms of this Agreement survive termination) and the lien of Purchaser against the Property shall wholly cease.  Purchaser acknowledges that Seller shall have no obligation to bring any actions, suits or proceedings to cure, remove, discharge, satisfy or insure over any title defects.  Notwithstanding anything contained herein to the contrary, in no event will Seller’s election not to cure, remove, discharge, satisfy or insure over or inability or failure to cure, remove, discharge, satisfy or insure over any Title Objections be deemed a default by Seller hereunder.  Purchaser acknowledges that it is not entitled to purchase less than the entire group of Group One Properties and if Purchaser terminates this Agreement that such termination is effective for the entire group of Group One Properties and Group Two Properties.

g.             Except with respect to 111 Cedar as described below in 5h, if there are Title Objections with regard to Group Two Properties which Seller does not elect to cure, is unable to have the title company insure over or omit and/or is unable to obtain affirmative insurance for, Purchaser shall have the option to either (i) terminate the Contract by written notice to Seller within five (5) days after Seller’s notice to Purchaser of its election not to remove or discharge such Title Objection or (ii) to accept such title to the Property as Seller can deliver without abatement of the Purchase Price and in such case any such Title Objections shall be deemed to be Permitted Exceptions.  If Purchaser elects to terminate the Contract, the Seller shall instruct the Escrow Agent to remit to Purchaser the Group Two Earnest Money, and upon such payment to Purchaser, neither party shall have any other or further rights or obligations as against the other (excepting any obligations, covenants and agreements of the parties hereto which pursuant to the terms of this Agreement survive termination) and the lien of Purchaser against the Property shall wholly cease.  Notwithstanding anything contained herein to the contrary, in no event will Seller’s election not to cure or inability or failure to cure any Title Objections with regard to the Group Two Properties be deemed a default by Seller hereunder.   In addition, in the event the existing lender or its servicer refuses to consent to any Loan Assumption of any one or more of the Group Two Properties, Seller or Purchaser may terminate this Agreement in which event the Group Two Earnest Money shall be refunded to Purchaser and this Agreement with respect to the Group Two Properties shall be null and void and of no further force and effect.  Except with regard to 111 Cedar and 200 East 135th, as provided in Sections 5h and 5m respectively below, Purchaser acknowledges that it is not entitled to purchase less than the entire group of Group Two Properties.  In the event Purchaser terminates this Agreement with respect to the Group Two Properties, such termination is effective for the entire group of Group Two Properties, including 111 Cedar and 200 East 135th.

h.               Additionally, with respect to 111 Cedar, Purchaser acknowledges that Seller is prohibited from transferring (a) fee title to the 111 Cedar or (b) Seller’s 60% membership interest in 111 Cedar (“Interest Transfer”) without first obtaining the prior consent of Extra Space (“ES”).  Purchaser and Seller acknowledge that the allocated purchase price for 111 Cedar is $22,000,000.00 (“111 Cedar Purchase Price”) and accordingly, the purchase price for a 60% membership interest in 111 Cedar is equal to $13,200,000.00, subject to adjustment for the following:  (x) 60% of the then outstanding principal balance of the mortgage encumbering 111 Cedar; (y) 60% of the income/expenses and other usual and customary closing expenses at 111 Cedar; and (z) 60% cash on hand and escrows/reserves being held by the current mortgagee of 111 Cedar.   In the event that ES consents to the Interest Transfer, at the Group Two Closing the membership interest shall be assigned by the New Rochelle Seller to Purchaser subject to the existing lender’s consent.  In the event that ES consents to the transfer of fee title to 111 Cedar, the Group Two Purchase Price shall remain $22,000,000.00, and at the Group Two Closing New Rochelle Seller shall transfer fee title to Purchaser, subject to the assumption of the Mortgage Loan, as the case may be. Purchaser and Seller shall cooperate with each other in obtaining the consent of ES to either the fee title transfer or the Interest Transfer on or before the Group Two Closing Date.  In the event that ES refuses to consent and Purchaser and Seller are unable to obtain the consent on or before the Group Two Closing Date, the parties agree that the Group Two Purchase Price shall be reduced by $22,000,000.00 and fee title to 111 Cedar will not be transferred to Purchaser at the Group Two Closing.  In such event Purchaser and Seller acknowledge that the option for the Interest Transfer shall no longer be available and Seller and Purchaser agree that this Contract with respect to 111 Cedar only shall survive for a period of five (5) years after the Group Two Closing Date and Purchaser and New Rochelle Seller shall cooperate with each other in obtaining the consent of ES to the fee title transfer.  At the Group Two Closing, in lieu of transferring fee title or the membership interest in 111 Cedar, Purchaser shall make a loan to NR Associates L.L.C. or its designees (“Borrower”), in the amount of $7,600,000.00 (the “Note”) and Borrower shall execute a Promissory Note with a maturity date of five (5) years after the Group Two Closing Date with an interest rate equal to 60% of the cash flow of 111 Cedar on monthly basis during the term of the Note, which interest shall be paid monthly by Borrower or its designee in arrears.  In the event that the ES consent is not obtained in such five year period on the maturity date of the Note Borrower shall pay Purchaser an amount equal to $9,000,000.00 to satisfy the Note.  In lieu of paying the $9,000,000.00 on the maturity date of the Note Borrower, in its sole and absolute discretion, can satisfy the Note by assigning membership interests in certain Storage Deluxe properties with cash flow equal to the cash flow of 111 Cedar in 2016.  In the event that ES consents to the fee title transfer the parties shall close title to 111 Cedar with a purchase price of $22,000,000.00, less the amount of the Note, subject to the adjustments described in Section 8 hereof.

i.              Purchaser acknowledges that in the event that Old Republic Title Insurance Company for Facilities in New York and First American Title Insurance Company for Facilities in Connecticut and Pennsylvania, collectively acting as title insurer, are unable or unwilling to issue a title policy in accordance with the terms of this Contract, Seller shall have the right to require Purchaser to obtain a title policy from First American Title Insurance Company or Chicago Title Insurance Company for the New York Facilities and Old Republic Title Insurance Company or Chicago Title Insurance Company for the Connecticut and Pennsylvania Facilities.

j.              Violations.  Purchaser shall take the Properties subject to any and all notes and notices of violations of law or municipal ordinances, orders or requirements noted in or issued by any governmental authority having jurisdiction over or against the Properties, without regard to the extent or date of any such notices or violations, and subject to all fines and penalties, if any.  Except for those violations set forth on Exhibit V for which Seller will pay all fines and penalties at or prior to the Group One Closing Date or the Group Two Closing Date, as applicable, Seller shall have no obligation to cure any violations affecting the Properties, if any, including without limitation such violations dated prior to the date hereof and any violations that may arise after the date hereof, and Purchaser shall have no right to terminate this Contract by reason of the existence of the same.  In the event the fines and penalties with regard to the violations listed on Exhibit V are not paid at or prior to Closing, Seller shall escrow with the Title Company an amount equal to 110% of the fines and penalties (“Escrowed Amount”) for those violations listed on Exhibit V for which fines and penalties remain outstanding (the “Outstanding Penalties”), from which Escrowed Amount the Title Company shall pay the Outstanding Penalties and shall return any remaining funds of the Escrowed Amount to the Seller five (5) business days after the payment of the Outstanding Penalties.  In addition, Seller shall give Purchaser a credit in the amount of $15,000.00 as Seller’s contribution towards the cost of Purchaser’s expediter dealing with the violations listed on Exhibit V.

k.             Ground Leases. Seller and Purchaser hereby jointly acknowledge the terms, conditions, covenants and requirements of those certain ground leases (collectively, “Ground Leases” or singularly, “Ground Lease”) encumbering the following Facilities:  255 Exterior, 1810 Southern, 955 Bronx River, 1425 Bruckner and 1980/1990 WPR (collectively, the “Ground Lease Facilities”), including without limitation those provisions and requirements with respect to assignment and assumption of the ground lease.  Promptly after the Effective Date, Seller shall deliver to each lessor under each Ground Lease a request for an estoppel certificate certified to Purchaser and such other parities identified by Purchaser prior to the Effective Date, substantially in the form attached hereto as Exhibit O-2 (“Ground Lease Estoppel”).  With respect to each of the Ground Lease Facilities, Seller acknowledges that it will assign all of its right, title and interest in and to each ground lease encumbering the Ground Lease Facilities and Purchaser acknowledges that it will assume all of Seller’s obligations with respect to each ground lease.  Seller and Purchaser acknowledge that the form of Assignment and Assumption attached hereto as Exhibit O-1 (“Ground Lease Assignment”) is acceptable and Seller shall deliver true, complete and correct copies of each Ground Lease Assignment to each Ground Lessor not later than ten (10) days after the Group One Closing Date or the Group Two Closing Date, as applicable.  In addition, to the preceding requirements concerning the Ground Lease Facilities, promptly after the Effective Date, Seller shall deliver to the ground lessors for 255 Exterior and 955 Bronx River, a written notice of assignment with evidence that Purchaser has a tangible net worth of not less $5,000,000.00; that Purchaser is the owner and operator of at least 10 self-storage facilities; that Purchaser will continue to use 255 Exterior and 955 Bronx River for a lawful purpose; and that Purchaser is of good character (collectively, the “Pre-Assignment Documentation”).

l.              Seller Estoppel Certificate.  At the Group One Closing and the Group Two Closing, Seller shall deliver to Purchaser an estoppel certificate executed by Seller for each tenant occupying more than 1,500 square feet in any Facility, which estoppels shall be in the form attached hereto as Exhibit N.

m.            200 East 135.th

The parties acknowledge the transfer of title to 200 East 135th is subject to the Loan Assumption as described in 5(e) above and approval of and closing (the “IDA Approval”)  with the New York City Industrial Development Agency (the “IDA”).  In the event that the Existing Lender has approved the Loan Assumptions for 1880 Bartow, 1810 Southern Boulevard, 1816 Boston Road, 111 Cedar and 111 Danbury and the Loan Assumption and/or the IDA Approval have not been obtained for 200 East 135th or the IDA has refused or denied the IDA Approval, Purchaser shall close on the Group Two Properties without 200 East 135th on the Group Two Closing Date and the purchase price for the Group Two Properties without 200 East 135th shall be reduced by $69,014,000.00 (“200 East 135th Purchase Price”) and accordingly the purchase price for the Group Two Properties without 200 East 135th shall be $133,676,000.00.  In such event, the Purchaser shall deposit $7,000,000 with the Escrow Agent as the 200 East 135th earnest money.  If the 200 East 135th Loan Assumption and IDA Approval have not simultaneously closed on or before July 31, 2012, either party shall have the right to extend the 200 East 135th closing until September 30, 2012, time being of the essence.  It is Purchaser’s desire to have the IDA Approval for the Seller to transfer title to 200 East 135th subject to the terms and conditions of the IDA documents.  In connection therewith, the Purchaser and the 135th Street, Seller shall reasonably cooperate with each other and the IDA and their respective counsel in order to obtain the IDA Approval to the transfer of 200 East 135th.  Additionally, Purchaser shall complete and deliver any documentation that the IDA may request and promptly process such documentation.  Purchaser shall pay all costs and expenses associated with the IDA Approval which are requested or required or charged by the IDA or its counsel and all other costs and expenses associated therewith including without limitation any application fees, attorney fees and third party consultant fees (collectively the “135th Costs and Expenses”).  Purchaser acknowledges that in the event the IDA approves the transfer, a closing of the transfer with the IDA can only occur simultaneously with the Loan Assumption for 200 East 135th as described in paragraph 5(e) above.  Accordingly, the parties will attempt to obtain a preliminary approval of the transfer from the IDA and upon such preliminary approval, the Purchaser shall commence the Loan Assumption Package.    Additionally, in the event that the preliminary approval is not obtained or the IDA refuses to consent to the transfer, the parties acknowledge that the purchase price for 200 East 135th shall be reduced by $780,000.00 and accordingly the purchase price for 200 East 135th shall be $68,234,000.00 and the IDA documents shall be terminated at the closing of 200 East 135th, subject to the Loan Assumption approval by the Existing Lender.  As a condition to closing on 200 East 135th with the IDA Approval, Purchaser shall cause the IDA to deliver to Seller a release of Seller and the guarantors from the obligations under the IDA documents.  In the event the Purchaser is unable to obtain such release from the IDA, Purchaser shall indemnify Seller and the guarantors against any and all damages, claims, causes of action and costs and expenses, including attorneys’ fees, arising out of events occurring from and after the closing on 200 East 135th with the IDA approval on 200 East 135th, which Seller and/or the guarantors may incur in connection with the obligations set forth under the IDA documents and the guaranties executed by Seller and the guarantors in connection with the IDA, except for matters which are known to Seller and/or guarantors and Seller and/or guarantors fail to disclose such knowledge to Purchaser.

6.             Conditions Precedent

a. Conditions Precedent To Group One Closing.  Purchaser’s obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by Seller with the following covenants:

i.              Seller’s Deliveries.  Seller shall have delivered to or for the benefit of the Purchaser, as the case may be, on or before the Group One Closing Date, all of the documents and other information required of Seller as set forth on Exhibit F in connection with the Group One Properties.

ii.             Title Insurance.  A final examination of the title to the Group One Properties shall disclose no Title Objections, except for the Permitted Exceptions or matters caused by Purchaser or its activities on the Group One Properties, or other matters approved or waived by Purchaser.  In addition, the Title Company shall be prepared to issue to Purchaser, at standard rates, an ALTA Owner’s Policy (2006), insuring that the fee simple estate or leasehold estate, as applicable, to each of the Group One Properties is vested in Purchaser, subject only to the Permitted Exceptions or matters caused by Purchaser or its activities on the Group One Properties.

iii.            Ground Leases.  Seller shall have delivered to Purchaser, on or before the Group One Closing Date, a Ground Lease Estoppel fully executed from each Ground Lease lessor in substantially in the form attached hereto as Exhibit O-2.  Seller shall have delivered the Pre-Assignment Documentation to the ground lessors for 255 Exterior and 955 Bronx River.

iv.            Pennsylvania Bulk Sale Clearance.  Markley Seller shall have delivered to Purchaser on or before the Group One Closing Date, a bulk sale clearance certificate issued by the Pennsylvania Department of Revenue in favor of the Markley Seller, Purchaser and the title company confirming that Purchaser is not required to withhold a portion of the Group One Purchase Price to satisfy tax obligations owed by the Markley Seller to the Commonwealth of Pennsylvania (“Bulk Sale Certificate”).  If Markley Seller is unable to deliver the Bulk Sale Certificate by the Group One Closing Date, Seller acknowledges that Purchaser and the Title Company will escrow the estimated taxes owed by the Markley Seller to the Commonwealth of Pennsylvania until the Bulk Sale Certificate is delivered to Purchaser and the Title Company.

v.             255 Exterior Lease.  255 Exterior Seller or its designee and Purchaser shall have negotiated and agreed upon the terms and conditions for a lease of the third and fourth floors of 255 Exterior (the “255 Exterior Lease”), which terms shall include the following basic terms:

Base Rent:             Year 1: $900,000; Year 2:  $950,000; Year 3:  $1,000,000; Year 4: $1,000,000; Year 5: $1,000,000.

Term:      5 Years

Renewal options: None

Seller’s Early Termination:  At any time by Seller on at least 12 months prior written notice to Purchaser

Operating Expenses:  Tenant to pay its proportionate share of real estate taxes, non-metered utilities; insurance; common area maintenance expenses upon receipt of invoice from Purchaser.

Vacate Requirements:  To remove all tenant improvements and fixtures and return leased premises in vanilla shell condition.

Security Deposit: $0.00

255 Exterior Seller and Purchaser shall enter into the 255 Exterior Lease on the Group One Closing Date, 255 Exterior Seller’s execution of the 255 Exterior Lease shall be accompanied by payment of the first month’s base rent and any partial month running from the date of execution to the first day of the next complete calendar month.

b.             Purchaser’s Conditions Precedent To Group Two Closing.   Purchaser’s obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by Seller with the following covenants:

i.              Seller’s Deliveries.  Seller shall have delivered to or for the benefit of the Purchaser, as the case may be, on or before the Group Two Closing Date, all of the documents and other information required of Seller as set forth on Exhibit F in connection with the Group Two Properties.

ii.             Title Insurance.  A final examination of the title to the Group Two Properties shall disclose no Title Objections except for the Permitted Exceptions or matters caused by Purchaser or its activities on the Group Two Properties, or other matters approved in writing by Purchaser.  In addition, the Title Company shall be prepared to issue to Purchaser, at standard rates, an ALTA Owner’s Policy (2006), insuring that the fee simple estate or leasehold estate, as applicable, to each of the Group Two Properties is vested in Purchaser, subject only to the Permitted Exceptions or matters caused by Purchaser or its activities on the Group Two Properties.

iii.            Loan Assumptions.  Approval by the lender/servicer of the Loan Assumption for each of the Group Two Properties pursuant to Section 5(e) hereof.

c.  Seller’s obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by Purchaser with the following covenants:

i.              Purchaser’s Deliveries.  Purchaser shall have delivered to or for the benefit of Seller, as the case may be, on or before the Group One Closing Date or the Group Two Closing Date, as applicable, all of the documents and other information required of Purchaser, as set forth on Exhibit G.

ii.             Payment of the Group One Purchase Price.  Purchaser shall have delivered at the Group One Closing the balance of the Group One Purchase Price and shall have paid, or shall have given credit for, all other amounts for which Purchaser is liable pursuant the terms of this Contract.

iii.            Payment of the Group Two Purchase Price.  Purchaser shall have delivered at the Group Two Closing the balance of the Group Two Purchase Price and shall have paid, or shall have given credit for, all other amounts for which Purchaser is liable pursuant the terms of this Contract.

iv.            Loan Assumption.  Approval by the lender/servicer of the Loan Assumption for each of the Group Two Properties pursuant to Section 5(e) hereof.

d.             In the event that any condition precedent to Closing, other than those set forth in 6cii and 6ciii above, has not been satisfied on or before the Group One Closing Date or Group Two Closing Date, as applicable, then the party whose conditions to Closing have not been satisfied (the “Unsatisfied Party”) shall give notice to the other party of the condition or conditions which the Unsatisfied Party asserts are not satisfied. If the conditions specified in such notice are not satisfied within ten (10) days after receipt of such notice (the “Condition Notice”), then Unsatisfied Party may terminate this Agreement, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination).  The foregoing shall in no manner adversely affect the rights and remedies of the non-defaulting party as set forth in Article 12 with respect to a default by either party. Notwithstanding anything contained herein to the contrary, if any of the conditions precedent to Purchaser’s obligation to close, as set forth in Section 6a and 6b hereof, are not satisfied within the ten (10) day period specified above and the same are reasonably susceptible of being cured, Seller shall have the right to extend such period in which to satisfy the unsatisfied condition for a period of up to thirty (30) additional days, by giving notice thereof to Purchaser within such ten (10) day period. It is understood and agreed that the failure of any condition to Closing shall not constitute a default, breach of a covenant or other failure by Seller hereunder.

7.                                               Damage, Casualty, Condemnation.

a.             If any of the Properties are damaged or destroyed by fire or any other casualty, Seller shall promptly give notice of the same to Purchaser.   Purchaser acknowledges it shall have no

right to terminate this Agreement with respect to the Group One Properties and the Group Two Properties on account of any such fire or other casualty at any of the Group One Properties or the Group Two Properties, respectively. Seller shall, at the Group One Closing or the Group Two Closing, as the case may be, assign to Purchaser all insurance proceeds and claims relating to any such fire or casualty loss; in such case, the proceeds of any insurance collected prior to Closing and the amount of any deductibles will be paid or credited to Purchaser at the Group One Closing or the Group Two Closing, as applicable.

b.     In the event of any taking or condemnation, or filing of an action to take or condemn, for any public or quasi-public purposes or use by a competent authority in appropriate proceedings or by any right of eminent domain of any portion of any of the Properties or receipt of notice regarding a possible taking or condemnation, Seller shall promptly give notice of the same to Purchaser.  Purchaser acknowledges it shall have no right whatsoever to terminate this Agreement as a result of any taking or condemnation or threat thereof.  Seller shall be relieved of its duty to convey title to the portion so taken or condemned, but Purchaser shall be entitled to receive all proceeds from such taking or condemnation, provided Purchaser takes title hereunder, without abatement or reduction of the Purchase Price, and in that event, Seller will take at the Group One Closing or the Group Two Closing, as the case may be, all action necessary to assign its entire interest in any such award and claim for damages to Purchaser, all subject to the terms and conditions of the ground leases encumbering the Properties, as applicable and/or the mortgages encumbering the Properties. Seller shall, at the Group One Closing or the Group Two Closing, as the case may be, assign to Purchaser all condemnation awards and claims relating to any such condemnation or threat of condemnation.

c.     The provisions of Section 5-1311 of the General Obligations Law of the State of New York shall not apply to this Agreement. The provisions of this Section 7 shall govern over any statutory provisions of the Connecticut and Pennsylvania state laws as to the subject matter in this Section 7.

8.     The Closing.

a.             The closing of title to the Group One Properties (the “Group One Closing”) shall be coordinated through an escrow with the Title Company on November 3, 2011 (the “Group One Closing Date”), TIME BEING OF THE ESSENCE, subject to Seller’s right to adjourn the Group One Closing Date pursuant to Section 5 to cure Title Objections and Section 6 to cure conditions precedent, if any; it being understood that Seller’s adjourned Group One Closing Date shall be TIME OF THE ESSENCE as to the parties.  At the Group One Closing, Purchaser shall deliver to Seller the Group One Purchase Price and those items listed on Exhibit G attached hereto, and Seller shall provide Purchaser with the items listed in Exhibit F attached hereto.

b.             Except as provided in Sections 5h and 5m hereof, the closing of title to the Group Two Properties (the “Group Two Closing”) shall be coordinated through an escrow with the Title Company on the date which is the earlier of ten (10) days after the lenders or servicers for all of the Existing Mortgage Loans approve the Purchaser’s assumption of the Existing Mortgage Loan or July 31, 2012, but in no event earlier than January 1, 2012 (the “Group Two Closing Date”), subject to Seller’s right to adjourn the Group Two Closing Date pursuant to Section 5 to cure Title Objections; it being understood that Seller’s adjourned Group Two Closing Date shall be TIME OF THE ESSENCE as to the parties.  At the Group Two Closing, Purchaser shall deliver to Seller the Group Two Purchase Price, less (i) the Existing Mortgage Loan for the Group Two Properties and (ii)  the amount of the Group Two Earnest Money (not including any interest earned thereon) held by the Escrow Agent and those items listed on Exhibit G attached hereto, and Seller shall provide Purchaser with the items listed in Exhibit F attached hereto.  Notwithstanding the foregoing, except with respect to 200 East 135th as described in Section 5m hereof, in the event that the lender/servicers with the respect to the Group Two Properties has not approved and closed on the Loan Assumptions on all of the Group Two Properties on or before July 31, 2012, TIME BEING OF THE ESSENCE, Seller shall have the right to terminate this Agreement by sending written notice to the Purchaser and upon delivery of such notice the Escrow Agent shall return the Group Two Earnest Money to the Purchaser and upon delivery of the Group Two Earnest Money to the Purchaser this Agreement shall be automatically terminated and null and void with respect to the

Group Two Properties, except for those terms and conditions which specifically survive termination of this Agreement.

c.             Except as expressly provided otherwise in this Contract, the proration date (“Proration Date”) shall be two (2) days prior to each of the Group One Closing Date and the Group Two Closing Date, as the case may be. The following items will be prorated as of 12:01 AM on the Proration Date in accordance with the Customs in respect to Title Closing Recommended by the Real Estate Board of New York, Inc.:  income and operating expense items including, but not limited to taxes, utilities, rents, security deposits under any ground leases, if any, any prepaid agreements, but not capital expense items, interest on any assumed mortgage loans pursuant to Section 5e(2) or Section 5e(3)(D).  Seller shall receive a credit for all escrows and reserves being held pursuant to the Existing Mortgage Loan and the Mortgage Loan.

d.             At the Group One Closing and the Group Two Closing, as the case may be, the parties shall apportion all rents (based on actual collections), expenses (including without limitation prepaid advertising, real estate taxes), fuel, if any, based on Seller’s actual cost thereof, reserves and/or escrows that were being held by the lenders in connection with the Existing Mortgage Loans and the Mortgage Loans and real estate taxes (on the basis of the fiscal period on which they are assessed, and if not so assessed, on the basis of the most recent fiscal period for which assessed) and service contracts, all as of the Proration Date. Purchaser shall pay Seller at the Group One Closing and the Group Two Closing, as applicable, 85% of any actual accrued rent from tenants that are less than thirty days delinquent.  For the thirty day period following the Group One Closing and the Group Two Closing, as applicable, Purchaser shall use reasonable efforts to collect delinquent rents from tenants that are more than thirty days but less than sixty-one days delinquent and shall promptly forward such collected rents to Seller.  After the aforesaid thirty day period, Purchaser shall have no obligation to collect delinquent rents on behalf of Seller.  Any delinquent rent that is payable for periods of more than sixty (60) days prior to the Group One Closing Date and the Group Two Closing Date, as applicable, or delinquent rent collected after the aforesaid thirty day period, will become the property of the Purchaser at Group One Closing or the Group Two Closing, as applicable, or if and when collected.  The parties shall adjust any prorations or adjustments as of the Group One Closing Date and the Group Two Closing Date, as applicable, within thirty (30) days after the Group One Closing and the Group Two Closing, as applicable, to reflect any corrections which are required as a result of information or receipts which become available after such rent rolls are prepared.  Seller shall, at Seller’s election, either transfer all utilities into Purchaser’s name upon the Group One Closing and the Group Two Closing, as applicable, or close Seller’s utility accounts upon the Group One Closing and the Group Two Closing, as applicable, and any amounts attributable to Purchaser and paid by Seller shall be included in the thirty (30) day post closing adjustment, if any, including without limitation any deposits Seller may have made to any utility companies for which Seller shall receive a credit at the Group One Closing or the Group Two Closing.

e.         Seller shall cause all employees designated by Seller in accordance with Section 3g above, whether or not same are re-employed by Purchaser, to be terminated, and Seller or its affiliates shall be responsible for all wages, bonuses, vacation pay, and sick pay, if any, due such employees as of the Group One Closing Date and the Group Two Closing Date, as applicable and for any severance payment, unemployment compensation or other obligations, if any, due such employees as of the Group One Closing Date and the Group Two Closing Date, as applicable.

9.             Closing Costs.  All real estate transfer taxes and/or documentary stamp taxes, for the Properties in (a) New York, shall be paid 100% by Seller, (b) in Connecticut, shall be paid 100% by Seller, and (c) in Pennsylvania, shall be paid one-half by Seller and one-half by Purchaser.  Seller shall pay all filing and recording fees relating to documents required to clear title to each Property. Purchaser and Seller shall each pay one-half of the fees of the Escrow Agent for the Escrow Agreement and for closing fees charged by the Title Company.  Purchaser shall pay (a) any intangible taxes, fees or other costs related to any financing which Purchaser obtains, (b) all title insurance costs, premiums, and charges for an owner’s policy and any lender’s policy or endorsements, (c) costs of any survey, (d) all costs of Purchaser’s due diligence and attorneys’ fees, and (e) all Loan Assumption Costs and Expenses and Defeasance Costs, as more fully described in Section 5 above.  With respect solely to the calculation of any applicable transfer tax and document taxes that are payable upon the Group One Closing or the Group Two Closing, as applicable, Purchaser and Seller hereby acknowledge and agree to (i) the allocation of the Group One Purchase Price among the Group One Properties in the amounts set forth next to the applicable property set forth on Exhibit P ;and (ii) the allocation of the Group Two Purchase Price among the Group Two Properties in the amounts set forth next to the applicable property set forth on Exhibit P.  In no event shall the allocations set forth on Exhibit P be binding on Purchaser or Seller for any other purpose whatsoever and Seller and Purchaser are freely permitted to allocate the Group One Purchase Price and Group Two Purchase Price as they deem appropriate.  Purchaser and Seller shall execute any and all applicable transfer tax documents required by such jurisdictions in which the applicable property is being transferred.

10.           Real Estate Commissions.  Purchaser warrants that it has not engaged the services of a real estate broker(s) in connection with the transactions contemplated by this Contract and agrees to indemnify, defend, and hold harmless Seller from all claims and costs due then or otherwise incurred by Seller as a result of any claim by or through Purchaser for all fees, commission or compensation on account of this Contract.  Seller warrants that it has not engaged the services of a real estate broker(s) in connection with the transactions contemplated by this Contract, other than HFF, LP (“Broker”).  Seller agrees to pay any commission due to the Broker as a result of this Contract pursuant to the terms of a separate agreement between Seller and the Broker and further agrees to indemnify, defend, and hold harmless Purchaser from all claims and costs incurred by Purchaser as a result of anyone else’s claiming by or through Seller any fee, commission or compensation on account of this Contract, unless such claims and costs relate to matters covered by Purchaser’s indemnity in the first sentence of this Section 10.

11.           Seller’s Representations, Warranties, and Covenants.  Seller represents, warrants, and covenants that as of the date hereof:

a.             Except as set forth herein, each Seller is a limited liability company, validly existing and will be in good standing under the laws of the state in which it was formed and is qualified to transact business in the state where the property is located, to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of each Seller hereunder, and each Seller has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted.

b.             Except as set forth herein, in the applicable loan documents and the applicable operating agreements for each Seller, the execution, delivery and performance of this Contract by each Seller has been duly authorized by all necessary company or other action on the part of each Seller.  This Contract constitutes the valid and binding agreement of each Seller and is enforceable against each Seller in accordance with the terms of this Contract, subject to bankruptcy, insolvency and creditor’s rights generally.  Except as set forth herein and in the applicable loan documents and the applicable operating agreements for each Seller, there is no other person or entity whose consent is required in connection with each Seller’s performance of its obligations hereunder.

c.             Except as set forth herein, in the applicable loan documents and the applicable operating agreements for each Seller, the execution and delivery of, and the performance by, each Seller of its obligations under this Contract does not and will not contravene, or constitute a default under, either of each Seller’s by-laws or other organizational document, any agreement, judgment, injunction, order, decree or other instrument binding upon each Seller or any provision of applicable law, or result in the creation of any lien or other encumbrance on any asset of each Seller.  Except for this Contract, there are no outstanding agreements pursuant to which any Seller has agreed to sell or has granted an option, right of first refusal or other right to purchase any of the Properties.

d.             As of the Effective Date, Seller has not received any notice of any condemnation proceeding threatened or pending and no threatened or pending litigation with reference to any of the Properties, excluding any claims covered by insurance and those claims for amounts less than $20,000.00, except as shown on Exhibit H, including, to each Sellers’ knowledge, but not limited to, any asserted or unasserted or threatened claim by any member of each such Seller related to the terms and conditions of this Contract, the Purchase Price or any breach of fiduciary duty.

e.             Seller shall not, before or after the Group One Closing Date or the Group Two Closing Date, as applicable, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers related to any of the Properties or any part thereof, except with the prior written consent of Purchaser, which consent Purchaser shall not unreasonably withhold, delay or condition.

f.              Each of Seller’s insurance policies is valid and in full force and effect, all premiums for such policies were paid when due and all future premiums, if due before either the Group One Closing or the Group Two Closing, as applicable, for such policies (and any replacements thereof) shall be paid by Seller on or before their respective due dates.  Prior to the Group One Closing and the Group Two Closing, as applicable, Seller shall pay premiums on, and shall not cancel or voluntarily allow to expire, any of Seller’s insurance policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.  Seller shall cancel all such policies as of the Group One Closing Date or the Group Two Closing Date, as applicable.

g.             To Seller’s knowledge, there are no labor disputes pending or threatened concerning the operation or maintenance of any of the Properties, other than claims of individual employees.  Seller is not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of any of the Properties.  Neither Seller nor its managing agent will, between the date hereof and the date of the Group One Closing or the Group Two Closing, as applicable, enter into any new employment contracts or agreements or hire any new employees except in the ordinary course of Seller’s business.  Purchaser will not be obligated to give or pay any amount to any employee of Seller or Seller’s managing agent unless Purchaser elects to hire that employee.  Purchaser shall not have any liability under any pension or profit sharing plan that Seller or its managing agent may have established with respect to any of the Properties or its employees.

(i)             Seller Benefit Plans.

(a)           “Seller Benefit Plan” means any employment, compensation, vacation, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, nonqualified deferred compensation, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, retirement or fringe benefit plan, practice, program, agreement, arrangement, or employee benefit plan or remuneration within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any related or separate contracts, plans, trusts, programs, policies and arrangements (whether or not within the meaning of Section 3(3) or ERISA) that (i) is contributed to or maintained or sponsored by the Seller or to which the Seller has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate (as defined below), and (ii) provides benefits of economic value to any present or former employee, consultant or director of Seller, or present or former beneficiary, dependent or assignee of any such present or former employee, consultant or director.  “ERISA Affiliate” means any person, that together with the Seller, is or was at any time treated as a single employer under the Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001 of ERISA and any general partnership of which the Seller is or has been a general partner.  For purposes of this Section 11g, the term “Seller” includes any ERISA Affiliate.

(b)           To the knowledge of Seller, Seller has no liability with respect to any other benefit plan or arrangement and has no commitment or obligation to establish any other benefit plan or arrangement.

(c)           True, correct, and complete copies of all material documents with respect to each Seller Benefit Plan have been made available to the Purchaser.

(d)           To the knowledge of Seller, each Seller Benefit Plan (and each related trust, insurance contract or funding arrangement) has been maintained and operated in accordance with its terms and complies in all respects in form and operation with the applicable requirements of ERISA, the Code and other applicable laws, including, but not limited to, all reporting, disclosure, funding and fiduciary requirements, and, to the knowledge of Seller,  no condition exists with respect to any Seller Benefit Plan that could have an adverse effect on, or result in liability, to the Purchaser or any lien upon any of the Properties.

(e)           The Seller does not sponsor, maintain or contribute to, and has never sponsored, maintained or contributed to, or had any liability with respect to, any employee benefit plan subject to Section 302 of ERISA, section 412 of the Code or Title IV of ERISA.  None of the Seller Benefit Plans is a multiemployer plan (as defined in Section 3(37) of ERISA).  The Seller does not contribute to, and has never contributed to or had any other liability with respect to, a multiemployer plan.

(f)            All contributions as well as obligations of the Seller under any Seller Benefit Plan which are due for any period ending on or before the Group One Closing Date or Group Two Closing Date, as applicable, have been paid or accrued by the Seller and all amounts withheld from employee paychecks has been properly contributed to the applicable Seller Benefit Plan in accordance with all applicable time parameters allowed under law.

(g)           Each Seller Benefit Plan intended to constitute a qualified plan under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Section 401(a) of the Code.  To the knowledge of Seller, no circumstance exists or has existed which would cause any Seller Benefit Plan to cease to constitute a qualified plan under Section 401(a) of the Code.

(h)           As of the Group One Closing Date and the Group Two Closing Date, the Purchaser does not, and shall not, either directly or indirectly, have any obligation or liability, as a matter of law or otherwise, with respect to any Seller Benefit Plan that was sponsored or maintained by the Seller or to which the Seller contributes or for which the Seller had, or may have, any liability, contingent or otherwise, either directly or indirectly through an ERISA Affiliate.

(i)            Seller will be responsible for complying with the requirements of Section 4980B of the Code and Sections 601 through 608, inclusive, of Title 1 of ERISA for all “M&A qualified beneficiaries” (as that term is defined in Treasury Regulation 54.4980B-9) whose COBRA qualifying event resulted from their termination of employment with the Seller either prior to Group One Closing and the Group Two Closing, as applicable, on the date of Group One Closing and the Group Two Closing, as applicable or after the date of the Group One Closing and the Group Two Closing.

h.             Prior to the Group One Closing and the Group Two Closing, as applicable, Seller shall not further encumber any of the Properties without the prior written consent of Purchaser.  Notwithstanding the foregoing, the 135th Street Seller shall have the right to record the necessary documentation against 200 East 135th to achieve the tax lot subdivision, as described in Section 22 hereof, including without limitation Certifications Pursuant to Zoning Lot Subdivision and Zoning Lot Description and Ownership Statements and such documents shall be deemed Permitted Exceptions.

i.              Between the date hereof and each of the Group One Closing Date and the Group Two Closing Date, as applicable, Seller shall pay all usual and customary costs and expenses in connection with the operation of the Properties in a timely manner; but in any event, all such costs and expenses for such period will be paid at or prior to the Group One Closing and the Group Two Closing, as applicable.

j.              For the period between the date hereof and ending on December 31, 2014, Seller will not open newly developed self storage facilities within one quarter mile radius of any of the Properties, except for the facility to be located at 1050 Atlantic Avenue, Brooklyn, New York.   Notwithstanding anything to the contrary contained in this Section 11(j), the provisions of this Section

11(j) shall not apply to (i) any Storage Deluxe stores within a one-quarter mile radius of any of the Properties existing as of the Group One Closing and/or the Group Two Closing, as the case may be; (ii) any self-storage facility within a one-half mile radius of the Property existing as of the Group One Closing and/or the Group Two Closing, as applicable; and (iii) any passive or institutional investor or member of Seller.  Except as otherwise explicitly stated herein, it is agreed that the Seller is not subject to any other obligation to not compete with Purchaser.

k.             Seller is not, nor will Seller become, a person with whom United States person or entities are restricted from doing business.  Such excluded person include those named in the Office of Foreign Asset Control of the Department of the Treasury of the United States of America (OFAC) Specially Designated and Blocked Persons list and/or those person who commit, threaten to commit, or support terrorism.  Seller shall not engage in any dealings or transactions or be otherwise associated with any persons or entities listed in the OFAC Specially Designated and Blocked Persons list.

l.              Seller hereby warrants and represents to and agrees with Purchaser that to the best of Seller’s knowledge, during its ownership and operation of 111 Danbury: (i) there has been no Hazardous Waste generated on 111 Danbury or from business operations existing on 111 Danbury in amounts of more than 100 kilograms in any one month; (ii) neither 111 Danbury nor the business operations existing thereon have received, recycled, reclaimed, reused, stored, handled, treated, transported or disposed of Hazardous Waste generated at a different location; (iii) the process of dry cleaning has not been conducted on 111 Danbury; (iv) furniture stripping has not been conducted on 111 Danbury; and (v) a vehicle body repair facility has not been located on 111 Danbury.  Based on the foregoing, 111 Danbury was not operated as an “Establishment” under the Connecticut Transfer Act (defined below) during the ownership of 111 Danbury by the Seller.

m.            To the best of Shelton Seller’s knowledge, during its ownership and operation of 829 Bridgeport, Shelton Seller; (i) has not generated more than one hundred kilograms of hazardous waste in any one month; (ii) there has been no hazardous waste generated at a different location that was recycled, reclaimed, reused, stored, handled, treated, transported or disposed on 829 Bridgeport; and (iii) has not conducted the process of dry cleaning, furniture stripping, or vehicle body repair on 829 Bridgeport.  Based on the foregoing, 829 Bridgeport was not operated as an “Establishment” under the Connecticut Transfer Act, § 22a-134 et seq. of the Connecticut General Statutes, during the ownership of 829 Bridgeport by Shelton Seller.

n.             Transfer Act.  From and after the Group Two Closing, as applicable, Wilton Seller shall assume all liabilities, duties and responsibilities imposed by or arising from the Connecticut Transfer Act, Conn. Gen. Stat. Section 22a-134 et seq., as amended (the “Act”).  Such compliance shall include, but not be limited to, preparing and implementing site remediation measures as may be required by the Connecticut Remediation Standard Regulations, § 22a-133k-1 et. seq. RCSA.  Wilton Seller agrees at its sole cost and expense to prepare a “Form III” or “Form IV” as appropriate and an “Environmental Condition Assessment Form” for 111 Danbury and Wilton Seller shall execute the forms at or prior to the Group Two Closing, as the “Certifying party” (as such foregoing terms are defined in the Act) and deliver the executed forms to the State of Connecticut Department of Energy and Environmental Protection within ten (10) days of the Group Two Closing.  Seller shall pay all initial and subsequent fees associated with the Transfer Act and perform any site remediation measures as may be required at 111 Danbury under the Transfer Act in a manner and to standards which are acceptable to the State of Connecticut Department of Energy and Environmental Protection.  Alternatively and at Wilton Seller’s sole discretion, Wilton Seller may undertake commercially reasonable measures to negotiate with the Certifying Party that is currently responsible for complying with the Act (and associated with the transaction wherein Wilton Seller acquired the Properties), to engage such party to be the Certifying Party for this transaction and undertake the obligations as provided above.  Purchaser hereby agrees to enter into any necessary easements and deed restrictions to satisfy the requirements of the Certifying Party and/or the Connecticut Department of Energy and Environmental Protection in connection with any required site remediation, provided that such access does not materially impair Purchaser’s use of 111 Danbury.

o.             None of the Property constitute assets of a “plan” within the meaning of Section 4975(e) of the Code; and the transactions contemplated by this Contract is not a “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA or is covered by an individual or class exemption from the prohibited transaction rules.

All references in this Agreement to “Seller’s knowledge”, “Seller’s knowledge”, “Seller’s actual knowledge” or words of similar import shall refer only to the actual knowledge (and not imputed or constructive knowledge) of Steven A. Novenstein and Nicholas S. Coslov on the date of this Contract.  Seller hereby represents and warrants to Purchaser that such individuals are the persons who would, in the ordinary course of their responsibilities as agents or employees of Seller, receive notice from other agents or employees of Seller or from other persons or entities of any of the matters described in the representations and warranties in this Agreement which are limited to the knowledge of Seller.  Notwithstanding any provisions contained in this Agreement to the contrary, neither the Seller’s members or managers, directly or indirectly, whether corporations, limited liability companies or partnerships, or their representatives, partners, members, managers, directors, authorized representatives or their beneficiaries shall have any personal liability under this Agreement.

All representations and warranties of Seller set forth in this Contract shall be true and correct in all material respects as of the Group One Closing Date and the Group Two Closing Date, as applicable, subject to changes not willfully caused by Seller (e.g., a notice of condemnation) and changes in the ordinary course of business, including, but not limited to, changes as a result of leases, lease terminations, amendments and other occupancy agreements, service contracts, termination of service contracts which may be entered into by Seller (and except to the extent any such representations and warranties expressly relate to an earlier date, and except such changes as are permitted under, or result by reason of the effect of, this Contract). It is understood and agreed, however, that the truth and correctness of such representations and warranties shall not constitute a condition precedent to Group One Closing and the Group Two Closing, as applicable hereunder, and if any such representation or warranty is not true and correct in all material respects as of the Group One Closing Date and the Group Two Closing Date, as applicable, the parties shall continue to be absolutely and unconditionally obligated to consummate the transaction contemplated hereunder, and Purchaser’s sole rights and remedies with respect to such breach shall be as set forth in Section 12 hereof.

All representations and warranties of Seller contained herein shall survive the Group One Closing and the Group Two Closing, as applicable, for a period of sixty (60) days.

11A. Purchaser’s Representations, Warranties, and Covenants.  Purchaser represents, warrants, and covenants to Seller that as of the date hereof:

a.              Purchaser is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.

b.             Purchaser has the full power and authority to enter into this Contract and to carry out the transactions contemplated hereby, and the execution, delivery and performance of this Contract by Purchaser has been duly authorized by all necessary action.  The purchase of the Properties by Purchaser from Seller, the execution and delivery of this Contract, the fulfillment of the terms set forth in this Contract and the consummation of the transactions contemplated by this Contract will not conflict with or constitute a default under the organizational documents of Purchaser, or a default under any agreement by which Purchaser is bound, or would be a violation of any Laws applicable to Purchaser.  This Contract has been duly executed and delivered and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.  Purchaser does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any governmental authority, entity or person in connection with the execution and delivery of this Contract or the consummation of the transactions contemplated hereby.

c.              No petition has been filed or has, to Purchaser’s actual knowledge, been threatened to be filed, by or against Purchaser under any chapter of the United States Bankruptcy Code or any state bankruptcy, insolvency or similar statute.

d.             Purchaser is not acquiring the Property with the assets of a “plan” within the meaning of Section 4975(e) of the Code; and the transaction contemplated by this Contract is not a “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of the Employee Income Security Act of 1974, as amended, or is covered by an individual or class exemption from the prohibited transaction rules.

e.             Purchaser is not, nor will Purchaser become, a person with whom United States persons or entities are restricted from doing business.  Such excluded persons include those named in the Office of Foreign Asset Control of the Department of the Treasury of the United States of America (OFAC) Specially Designated and Blocked Persons list and/or those persons who commit, threaten to commit, or support terrorism.  Purchaser shall not engage in any dealings or transactions or be otherwise associated with any persons or entities listed in the OFAC Specially Designated and Blocked Persons list.

Purchaser’s representations and warranties set forth in this Section 11A shall survive the Group One Closing and the Group Two Closing, as applicable, for a period of sixty (60) days.  As a condition precedent to Seller’s obligation to close the purchase and sale transaction contemplated in this Contract, Purchaser’s representations and warranties contained herein must remain and be true and correct as of the Group One Closing Date and the Group Two Closing Date.  Prior to the Group One Closing Date and the Group Two Closing Date, as applicable, Purchaser shall notify Seller in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 11A in any way inaccurate, incomplete or incorrect.  It is understood and agreed, however, that if any such representation or warranty is not true and correct in all material respects as of the Group One Closing Date or the Group Two Closing Date, as applicable, the parties shall continue to be absolutely and unconditionally obligated to consummate the transactions contemplated hereunder and Seller’s sole right and remedy, if any, with respect to such breach shall be as set forth in Section 12 hereof.

12.         Remedies.

a.             Seller Default.  If Seller breaches its obligation, in any material respect, to consummate the Closing hereunder after written notice to Seller and a reasonable opportunity to cure, then Purchaser’s sole and exclusive remedy shall be to (i)  terminate this Agreement by giving written notice thereof to Seller prior to or at the Closing, in which event the Earnest Money shall be returned to Purchaser, and, after the return to Purchaser of the Earnest Money, this Agreement shall be null and void, and neither Seller nor Purchaser will have any further rights or obligations under this Agreement, except for any obligations that expressly survive termination or (ii) specifically enforce this Agreement (but no other action, for damages or otherwise, shall be permitted); provided that any action by Purchaser for specific performance must be commenced, if at all, within thirty (30) days of Seller’s breach, the failure of which shall constitute a waiver by Purchaser of such right and remedy.  For purposes of this Agreement, an action shall be deemed to have been “commenced” if a complaint has been filed in a court of competent jurisdiction within such time period.  If Purchaser shall not have commenced an action for specific performance within the aforementioned time period or so notified Seller of its election to terminate this Agreement, Purchaser’s sole and exclusive remedy shall be to terminate this Agreement in accordance with clause (i) above, and this Agreement shall automatically terminate and be of no further force or effect (except for any obligations that expressly survive termination) on the day after the scheduled Group One Closing Date or the Group Two Closing Date, as the case may be.  If there is a failure in any material respect of any condition precedent to Closing hereunder as specifically set forth in Section 6a and 6b hereof, and such failure is not remedied after written notice and opportunity to cure, then Purchaser’s sole and exclusive remedy shall be to terminate this Agreement by giving written notice thereof to Seller prior to or at the Group Two Closing, as the case may be, in which event the applicable portion of the Earnest Money shall be returned to Purchaser, and, after the return to Purchaser of the Earnest Money, neither Seller nor Purchaser will have any further rights or obligations under this

Agreement, except for any obligations that expressly survive termination and any remedies at law or equity available to Purchaser to enforce Purchaser’s rights or remedies that expressly survive termination of this Agreement.

b.             In the event that Seller breaches any of its representations or warranties, Purchaser’s sole and exclusive remedy shall be the right to pursue a claim after the Group One Closing and/or the Group Two Closing, as applicable, against Seller for Purchaser’s actual monetary damages resulting from such breach, which may in no event exceed the aggregate sum of $1,000,000.00; provided that, in no event shall Seller have any liability to Purchaser unless an action is commenced within thirty (30) days following the Group One Closing and/or the Group Two Closing, as applicable, TIME BEING OF THE ESSENCE.  Notwithstanding the foregoing, Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to Purchaser at law, in equity or under this Agreement to make a claim against Seller for damages that Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller’s representations or warranties being untrue, inaccurate or incorrect if (1) Purchaser knew or is deemed to have known (as defined below) that such representation or warranty was untrue, inaccurate or incorrect at the time of the Group One Closing or the Group Two Closing, as applicable, and Purchaser nevertheless closes title hereunder, or (2) Purchaser’s damages as a result of such representation or warranty being untrue, inaccurate or incorrect are less than Ten Thousand and No/100ths Dollars ($10,000.00), in the aggregate.  Purchaser shall be “deemed to have known” that a representation or warranty was untrue, inaccurate or incorrect at the time of the Group One Closing or the Group Two Closing, as applicable, if the Proprietary and/or the Property Information furnished or made available to Purchaser by or on behalf of Seller contains information which is inconsistent with such representation or warranty.

c.             Seller Breach of Loan Assumption Duties.  With respect to the Group Two Properties, if Seller intentionally or willfully breaches or otherwise intentionally or willfully defaults in its obligations under Section 5(e) above, and such breach or default results in the failure of one or more of the lenders or loan servicers under the Existing Mortgage Loans to approve the loan assumption by Purchaser, then Purchaser shall be entitled to terminate this Agreement by giving written notice thereof to Seller prior to or at the Group Two Closing, in which event the Group Two Earnest Money shall be returned to Purchaser and the Group Two Sellers shall pay to Purchaser $9,000,000.00 as liquidated damages and as Purchaser’s sole and exclusive remedy.  Upon the payment of the Group Two Earnest Money and the $9,000,000.00 to Purchaser this Agreement shall be null and void, and neither Seller nor Purchaser will have any further rights or obligations under this Agreement, except for any obligations that expressly survive termination of this Agreement.  In no event whatsoever shall Purchaser be entitled to specific performance or any damages, rights or remedies against the Sellers as a result of any default of Seller on this Section 12c, except as specifically set forth in this Section 12c.

d.             Purchaser Default.  The parties acknowledge and agree that Seller should be entitled to compensation for any detriment suffered if Purchaser breaches any of its representations or warranties or fails to perform any of its covenants in any material respect, but the parties agree that it would be extremely difficult to ascertain the extent of the actual detriment Seller would suffer as a result of such breach and/or failure. Consequently, if Purchaser breaches any of its representations in a material manner or warranties, fails to consummate the purchase of the Group One Properties on the Group One Closing Date and or the Group Two Properties on the Group Two Closing Date, or fails to perform any of its other covenants in any material respect, or otherwise defaults in its obligations hereunder (including its obligations under Section 5e above), then Seller shall be entitled to terminate this Agreement by giving written notice thereof to Purchaser prior to or at the Group One Closing or the Group Two Closing, as the case may be, in which event the Earnest Money, or the Group Two Earnest Money if the Group One Closing has occurred,  shall be paid to Seller as fixed, agreed and liquidated damages, and, after the payment of the Earnest Money or the Group Two Earnest Money to Seller, this Agreement shall be null and void, and neither Seller nor Purchaser will have any further rights or obligations under this Agreement, except for any obligations that expressly survive termination and any remedies at law or equity available to Seller to enforce Seller’s rights or remedies that expressly survive termination of this Agreement. In no event whatsoever shall Seller be entitled to any damages, rights or remedies against

Purchaser as a result of any default of Purchaser hereunder, other than as specifically set forth in this Section 12(d) and in Section 2a

e.             Delivery of Materials.  Notwithstanding anything contained in this Agreement to the contrary, if this Agreement is terminated for any reason whatsoever, then Purchaser shall promptly deliver to Seller all information and documentation provided to Purchaser by Seller, including without limitation all Proprietary Information and Purchaser Proprietary Information, and copies thereof in any form whatsoever, including electronic form, along with any and all title reports, surveys, property reports, tests and studies of the Property performed by or on behalf of Purchaser. The obligations of Purchaser under this Section shall survive any termination of this Agreement.

13.           Notices.  Any notice which any party may be required or may desire to give hereunder shall be by personal delivery, overnight courier or by electronic mail and shall be deemed to have been duly given on the next business day if sent by overnight courier or on the same day if sent by personal delivery or electronic mail before 5:00 p.m. Eastern Time.  The below addresses may be changed by written notice to the other party; provided that no notice of change of address shall be effective until actual receipt of such notice.

TO SELLER: Storage Deluxe 26 W. 17th St. Suite 801 New York, NY 10011 Attn: Steven A. Novenstein snovenstein@storagedeluxe.com	WITH A COPY TO: Cohen & Perfetto LLP 444 Madison Ave. Suite 500 New York, NY 10011 Attn: Louis A. Perfetto, Esq. lperfetto@cpllplaw.com

TO PURCHASER: CubeSmart, L.P. 460 E. Swedesford Road Suite 3000 Wayne, Pennsylvania 19087 Attn: Jonathan Perry jperry@cubesmart.com	WITH A COPY TO: CubeSmart, L.P. 460 E. Swedesford Road Suite 3000 Wayne, Pennsylvania 19087 Attn: Jeffrey P. Foster jfoster@cubesmart.com

TO TITLE Company: M. Gordon Daniels, Principal Land Services USA, Inc. 1835 Market Street, Suite 420 Philadelphia, PA 19103 gdaniels@lsutitle.com

14. Tax-Deferred Exchange.    Each Seller and/or Purchaser each shall have the right to structure the sale of any of the Properties as a forward or reverse exchange thereof for other real property of a like-kind to be designated by such party (the “Exchanging Party”) (including the ability to assign this Agreement to an entity established in order to effectuate such exchange), with the result that the exchange shall qualify for non-recognition of gain or loss under Section 1031 of the Internal Revenue Code of 1986, as amended, in which case the other party (the “Other Party”) shall execute any and all documents reasonably necessary to effect such exchange, as reasonably approved by the Other Party’s counsel, and otherwise assist and cooperate with the exchanging party in effecting such exchange, provided that: (i) any costs and expenses incurred by the Other Party as a result of structuring such transaction as an exchange, as opposed to an outright sale, shall be borne by the Exchanging Party, (ii) the Exchanging Party shall indemnify and hold harmless the Other Party from and against any and all liabilities, costs, damages, claims or demands arising from the cooperation of the Other Party in effecting the exchange contemplated hereby, and (iii) such exchange shall not result in any delay in closing the transaction without the Other Party’s prior written consent.

15.           Assignment.  Purchaser may not assign its rights and obligations hereunder without the prior written consent of Seller, except to any affiliate of Purchaser, provided Purchaser provides to Seller at least ten (10) days prior to Closing a copy of such assignment and assumption instrument, and if requested by Seller, evidence that (i) such assignee is an affiliate of Purchaser and (ii) such assignee can satisfy the requirements provided in the assignment provisions of the ground leases for each of the Ground Lease Facilities. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the parties to this Agreement without releasing the stated Purchaser assignor herein.  Purchaser shall be responsible for the payment of all transfer taxes (or taxes of a similar nature) that may be imposed by reason of any assignment of this Agreement in connection with the 714 Markley Property (including those applicable transfer taxes levied by the Commonwealth of Pennsylvania and the county in which such property is situated).

16.           Timing.  If any date herein (except the Proration Date) shall fall on a Saturday, Sunday, Monday or national holiday (“Non-business Day”), the date shall automatically be advanced to the next business day.

17.           Entire Agreement.  This Contract and the Exhibits attached hereto constitute the entire agreement between the parties and supersedes all other negotiations, understandings, and representations made by and between the parties and their agents, servants, and employees.

18.           Counterparts.  This Contract may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

19.           Headings.   The headings preceding the text of the paragraphs hereof are inserted for convenience of reference only and shall not constitute a part of this Contract, nor shall they affect its meaning.

20.           Governing Law.   This Contract shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

21.           Binding Effect.  Without limiting the provisions of Section 15 above, this Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.  All Exhibits attached to this Contract are hereby made a part of this Contract.

22.           200 East 135th Street.  Purchaser acknowledges that 135th Street Seller is in the process of subdividing that certain property described on Exhibit R (“New Tax Lot 60”) from the overall property known as Tax Lot 55.  Purchaser understands and acknowledges that the New Tax Lot 60 is not part of the sale contemplated hereunder and Purchaser has no rights whatsoever to New Tax Lot 60.  Purchaser hereby agrees to cooperate with 135th Street Seller in obtaining the release of the existing mortgage on New Tax Lot 60 from the existing lender pursuant to the terms and conditions of the loan documents, once the subdivision has been completed.  Seller shall be responsible for all costs, expenses, fees and other charges (including attorneys fees and costs) due and owing (a) in connection with obtaining the tax lot subdivision and (b) to the existing lender in order to obtain the release of the existing mortgage New Tax Lot 60.  Purchaser also hereby agrees to enter into any necessary easements required to allow for access to New Tax Lot 60 or to satisfy the requirements of the Department of Buildings in connection with any construction on New Tax Lot 60, provided that such access does not materially impair Purchaser’s use and quiet enjoyment of Tax Lot 55 or operation of the self-storage facility located on Tax Lot 55.

23.           Environmental Escrow Agreement.  Purchaser acknowledges it will assume all of Marbledale Seller’s obligations under that certain Environmental Escrow Agreement dated as of January 19, 2006, as amended, and that certain Release and Covenant Not to Sue, attached hereto as Exhibit W, pursuant to an Assignment and Assumption of Environmental Agreements and Obligations in the form attached hereto as Exhibit T.  Purchaser acknowledges that Seller has delivered a copy of the Release and Covenant Not to Sue.

24.           Environmental Access Agreement.  Purchaser acknowledges it will assume all of Wilton Seller’s obligations under that certain Environmental Access Agreement with Patriot Environmental, pursuant to an Assignment and Assumption of Environmental Agreements and Obligations in the form attached hereto as Exhibit T.  Purchaser acknowledges that Seller has delivered a copy of the Environmental Access Agreement.

25.           1425 Bruckner.  Seller shall use commercially reasonable efforts to obtain a certificate of occupancy for 1425 Bruckner either prior to or after the Group One Closing Date.  Purchaser hereby agrees to cooperate with Bruckner Seller and execute any necessary documentation in connection with the same.

26.           Tax Certiorari.

a.             Seller shall not withdraw, settle or otherwise compromise any proceedings, if any, then pending to review the real estate tax assessment of any of the Properties applicable to the fiscal tax year in which the Group One Closing or the Group Two Closing, as the case may be, occurs or which directly affects such tax year or subsequent tax years without the consent of Purchaser, which consent shall not be unreasonably withheld or delayed.  In the event such proceedings undertaken by Seller result in a refund of any real estate taxes paid by the Seller in respect of such fiscal tax year, such refund, less expenses, including without limitation reasonable attorneys’ and appraisers’ fees (which fees shall be paid to Seller from the refund proceeds prior to any apportionment), shall be apportioned between Seller and Purchaser as of the Group One Closing or the Group Two Closing, as the case may be (based on the number of days each party owned the applicable Property during such period to which the refund is applicable), and the corresponding amount shall be paid over by the party receiving the same to the other promptly upon receipt thereof.

b.             Purchaser shall not withdraw, settle or otherwise compromise any proceedings, if any, to review the real estate tax assessment of the Properties applicable to the fiscal tax year in which the Group One Closing or the Group Two Closing, as the case may be, occurs or which directly affects such tax year or prior tax years without the consent of Seller, which consent shall not be unreasonably withheld or delayed.  In the event such proceedings undertaken by Purchaser result in a refund of any real estate taxes paid by Seller in respect of such fiscal tax year or (in lieu of such a refund) a credit against future real estate taxes payable by Purchaser, such refund or credit, less expenses, including without limitation reasonable attorneys’ and appraisers’ fees (which fees shall be paid to Purchaser from the refund proceeds prior to any apportionment), shall be apportioned between Seller and Purchaser as of the Group One Closing or the Group Two Closing, as the case may be (based on the number of days each party owned the Premises during such period to which the refund is applicable), and the corresponding amount shall be paid over by the party receiving same to the other promptly upon receipt thereof in the case of a refund or upon the granting of a credit against future real estate taxes in the case of such a credit in lieu of a refund.

c.             Seller and Purchaser agree to act in good faith and diligently to resolve any dispute arising under this Section 26, so as to fairly allocate the impact of any such withdrawal, settlement or compromise.

d.             After the Group One Closing and the Group Two Closing, as applicable, Purchaser and/or Purchaser’s counsel shall assume control of the proceedings for the reduction of the assessed valuation of 40 Marbledale for tax years 2010 and 2011 filed with the Town and Village and shall continue to work with Seller’s consultant Jeffrey Rodner and apportionment of any refunds shall be governed by the foregoing paragraphs.

e.             The provisions of this Section 26 shall survive the Group One Closing and the Group Two Closing, as applicable.

27.           Bargaining Position.  Purchaser and Seller each hereby acknowledge, represent and warrant that neither Seller nor Purchaser is in a disparate bargaining position with respect to the other party in connection with the transactions contemplated hereby, that both Seller and Purchaser each freely and fairly agreed to the waivers, conditions and other terms of this Agreement as part of the negotiations of this Agreement, and Seller and Purchaser has been represented by adequate, independent legal counsel in connection herewith and has conferred with such legal counsel concerning the waivers, conditions and other terms of this Agreement.

28.           Wilton.   Wilton Seller will use commercially reasonable efforts to close out the two (2) outstanding building permits either prior to the Group Two Closing or shall cooperate with Purchaser to accomplish the same after the date of the Group Two Closing.

REMAINDER OF PAGE INTENTIONALLY BLANK

PURCHASER:

CUBESMART, L.P.
By: CubeSmart, its general partner

By:	/s/ Jeffery P. Foster
Name: Jeffery P. Foster
Title: Senior Vice President, Chief Legal Officer & Secretary

SELLER SIGNATURE PAGES TO FOLLOW

SELLER:

200 EAST 135TH STREET LLC,
a New York limited liability company

By:	SER 135th STREET LLC,
its manager

	By:	/s/ Steven A. Novenstein
Steven A. Novenstein, Authorized Signatory

1880 BARTOW AVENUE LLC,
a New York limited liability company

By:	SER BARTOW LLC,
its manager

	By:	/s/ Steven A. Novenstein
Steven A. Novenstein, Authorized Signatory

255 EXTERIOR ST LLC,
a New York limited liability company

By:	EXTERIOR INVESTORS LLC,
its sole member

	By:	STORAGE DELUXE ENTERPRISES LLC,
its managing member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

1376 CROMWELL LLC,
a New York limited liability company

By:	CROMWELL INVESTORS LLC,
its sole member

	By:	STORAGE DELUXE ENTERPRISES LLC,
its managing member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

175TH STREET DE LLC,
a Delaware limited liability company

By:	SOUTHERN 175TH LLC,
its sole member and manager

	By:	SE SOUTHERN LLC,
its managing member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

BOSTON RD LLC,
a New York limited liability company

By:	BOSTON RD INVESTORS LLC,
its sole member

	By:	BOSTON RD PARTNERS LLC,
its sole member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

BRONX RIVER LLC,
a New York limited liability company

By:	BRONX RIVER INVESTORS LLC,
its sole member

	By:	STORAGE DELUXE ENTERPRISES LLC,
its managing member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

BRUCKNER BLVD LLC,
a New York limited liability company

By:	BRUCKNER BLVD INVESTORS LLC,
its sole member

	By:	STORAGE DELUXE ENTERPRISES LLC,
its managing member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

1980 WHITE PLAINS ROAD LLC,
a New York limited liability company

By:	WHITE PLAINS ROAD INVESTORS LLC,
its sole member

	By:	STORAGE DELUXE ENTERPRISES LLC,
its managing member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

552 VAN BUREN LLC,
a New York limited liability company

By:	VAN BUREN INVESTORS LLC,
its sole member

	By:	FORDHAM ROAD STORAGE PARTNERS, L.L.C.,
its managing member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

481 GRAND LLC,
a New York limited liability company

By:	481 GRAND INVESTORS LLC,
its sole member

	By:	STORAGE DELUXE ENTERPRISES LLC,
its managing member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

2047 PITKIN LLC,
a New York limited liability company

By:	PITKIN INVESTORS LLC,
its sole member

	By:	STORAGE DELUXE ENTERPRISES LLC,
its managing member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

SHEFFIELD AVE LLC,
a New York limited liability company

By:	SHEFFIELD AVE INVESTORS LLC,
its sole member

	By:	STORAGE DELUXE ENTERPRISES LLC,
its managing member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

CROPSEY AVE LLC,
a New York limited liability company

By:	FORDHAM ROAD STORAGE PARTNERS, L.L.C.,
its manager

	By:	/s/ Steven A. Novenstein
Steven A. Novenstein, Authorized Signatory

9826 JAMAICA AVE LLC,
a New York limited liability company

By:	9826 JAMAICA INVESTORS LLC,
its sole member

	By:	STORAGE DELUXE ENTERPRISES LLC,
its managing member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

179 JAMAICA AVENUE REALTY LLC,
a New York limited liability company

By:	179 JAMAICA INVESTORS LLC,
its sole member

	By:	STORAGE DELUXE ENTERPRISES LLC,
its managing member

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

714 MARKLEY ST LLC,
a Delaware limited liability company

By:	SE MARKLEY LLC,
its manager

	By:	/s/ Steven A. Novenstein
Steven A. Novenstein, Authorized Signatory

YORKTOWN HEIGHTS STORAGE LLC,
a New York limited liability company

By:	STORAGE DELUXE ENTERPRISES LLC,
its manager

	By:	/s/ Steven A. Novenstein
Steven A. Novenstein, Authorized Signatory

MARBLEDALE RD LLC,
a New York limited liability company

By:	MARBLEDALE INVESTORS LLC,
its manager

	By:	STORAGE DELUXE ENTERPRISES LLC,
its manager

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory

NEW ROCHELLE STORAGE PARTNERS, L.L.C.,
a Maryland limited liability company

By:	NR ASSOCIATES, L.L.C.,
its managing member

	By:	/s/ Steven A. Novenstein
Steven A. Novenstein, Authorized Signatory

WILTON STORAGE PARTNERS, L.L.C.,
a Maryland limited liability company

By:	SEJ ASSOCIATES, L.L.C.,
its managing member

	By:	/s/ Steven A. Novenstein
Steven A. Novenstein, Authorized Signatory

SHELTON STORAGE LLC,
a New York limited liability company

By:	SHELTON STORAGE INVESTORS LLC,
its sole member

	By:	STORAGE DELUXE ENTERPRISES LLC,
its manager

		By:	/s/ Steven A. Novenstein
Steven A. Novenstein,
Authorized Signatory